Exhibit 99.1

NOTICE OF REDEMPTION
TO THE HOLDERS OF

AbbVie Inc.

0.500% Senior Notes due 2021

CUSIP No. 00287YDE6 (ISIN XS2117754247) / U0029QBK1 (ISIN XS2117754163) / 00287YDL0 (ISIN XS2125913603)*

Pursuant to Section 11.4 of the Base Indenture, dated as of November 8, 2012, between AbbVie Inc., a Delaware corporation (the “Issuer”), and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 9, dated as of May 14, 2020, among the Issuer, the Trustee, Elavon Financial Services DAC, U.K. Branch, as paying agent, and U.S. Bank National Association, as transfer agent and registrar, and as further amended or supplemented prior to the date hereof, notice is hereby given that, on May 1, 2021 (the “Redemption Date”), €539,018,000 aggregate principal amount of the Issuer’s outstanding 0.500% Senior Notes due 2021 (the “Notes”) will be redeemed pursuant to the terms of the Notes (the “Redemption”) at 100% of the principal amount of the Notes, plus accrued and unpaid interest on such principal amount to, but excluding, the Redemption Date (collectively, the “Redemption Price”).

On the Redemption Date, the Redemption Price will become due and payable. Unless the Issuer defaults in the payment of the Redemption Price, interest will cease to accrue on any Notes that have been called for redemption on and after the Redemption Date.

Notes called for redemption must be surrendered to the Trustee at the address specified below to collect payment of the Redemption Price:

If By Mail:

Elavon Financial Services DAC, U.K. Branch 125 Old Broad Street London EC2N 1AR United Kingdom Attention: MBS Relationship Management

* No representation is made as to the accuracy or correctness of the CUSIP numbers listed herein or printed on the Notes. It is included solely for the convenience of the holders of the Notes.

Date: April 16, 2021	By: AbbVie Inc.

For holders of Notes who have not established an exemption, payments made upon the Redemption of the Notes may be subject to U.S. federal backup withholding of 24% of the payments to be made, as and to the extent required by the provisions of the U.S. Internal Revenue Code of 1986, as amended. To establish an exemption from such backup withholding, holders of Notes should submit a completed and signed Internal Revenue Service Form W-9 (or applicable Form W-8) when surrendering their Notes for payment.